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                                                                  EXHIBIT 10.17

                          AGREEMENT OF PRINCIPAL TERMS

         This Agreement of Principal Terms is entered into this 6th day of February 2002 between Panda Electronics Group Co. Ltd. ("Panda"), a Chinese corporation whose registered address is 301 East Zhang Shang Road, Nanjing, China 210002 and SpatiaLight Inc. ("SpatiaLight"), a New York corporation having its principal place of business at 9 Commercial Blvd, Suite 200, Novato California 94949, United States of America (Panda and SpatiaLight are sometimes referred to individually as a "party" and jointly as the "parties".)

                                     WHEREAS

         (a) SpatiaLight is the creator, developer and manufacturer of an active matrix liquid crystal on silicon microdisplay device having an active matrix of 1280 pixels by 1024 pixels (or 5 by 4 format) or 1280 pixels by 720 pixels (or 16 by 9 format) ("LCOS chip"). When the LCOS chips are fitted onto a light engine, it may be utilized in display application products such as high definition televisions and home screen projection systems. As used elsewhere in this Agreement, the term "Display Unit(s)" refers to three (3) SpatiaLight LCOS chips fitted onto a light engine designed by SpatiaLight and Fuji Photo Optical Company ("Fuji") and manufactured by Fuji.

         (b) Panda is a leading Chinese electronics manufacturer who intends to enter the market of LCOS television sets using SpatiaLight's proprietary LCOS Display Units.

         (c) Panda has entered into a full Non-disclosure Agreement with SpatiaLight dated June 21, 2001 ("Non-disclosure Agreement"), and is fully bound by the terms and conditions set forth in that Agreement.

         (d) SpatiaLight wishes to enter into this Agreement and assist Panda in developing the Chinese market for LCOS televisions using SpatiaLight's proprietary technology.

         (e) The parties recently had friendly and constructive meetings between their representatives in China and have recognized that each could benefit in important ways by working together.

         (f) To help further discussions and co-operation, the parties have agreed to the following principal terms.

         NOW, THEREFORE, the parties hereto agree, as follows:

         1. Representations: Each of Panda and SpatiaLight, hereby warrants and represents to the other, as follows:

         (a) that it is a legal person validly existing in its jurisdiction of establishment;

         (b) that it has the full power and authority to enter into this Agreement and perform its contractual obligations; that its representative who is signing this Agreement has been authorized to do so pursuant to a valid power of attorney or board of directors' resolution;

         2. SpatiaLight will furnish Panda with two (2) prototype Display Units within 30 days of signing this agreement. Panda will have the use of the prototype Display Units for a period of 30 days ("Test Period") from the acknowledged receipt of the Display Units. During the Test Period, Panda will use its best efforts to develop prototype projection television sets using the Display Units.

         (a) During the Test Period, SpatiaLight will provide technical assistance to Panda to make and test prototype LCOS televisions using the Display Units to meet the technical criteria established by Panda and SpatiaLight, jointly.



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         (b) If the prototype LCOS televisions meet the specified technical criteria at the end of the Test Period, Panda shall enter into a definitive Purchase Order Agreement with SpatiaLight on mutually agreeable form for an agreed number of Display Units and negotiated price per unit. The parties understand that Panda has expressed its intention to manufacture 10,000 LCOS television sets in calendar 2002. The terms of payment shall be internationally acceptable methods of payment acceptable to SpatiaLight. The Purchase Order Agreement shall also provide that Display Units will be delivered to Panda within 150 days of the receipt of Panda" irrevocable order.

         (c) If the prototype LCOS televisions do not meet the specified technical criteria at the end of the Test Period, Panda shall return the two (2) prototype Display Units and all confidential technology, data and know-how shall either be destroyed or kept confidential in accordance with the terms of the Non-disclosure Agreement.

         OTHER ISSUES

         In relation to the desire of both Panda and SpatiaLight to develop their commercial relationship beyond the foregoing the following is also agreed.

         3. During the period that SpatiaLight is working with Panda and providing it with trade secrets, technical and other assistance for the development of LCOS TVs, Panda, its officers, directors, principals, owners, employees and agents shall not, directly or indirectly, work with any competitor of SpatiaLight.

         4. The Governing law for this Agreement of Principal Terms shall be that of the People's Republic of China.



Signed on behalf of Panda              Signed on behalf of SpatiaLight

Name: \s\ CHENG KE NING                 Name: \s\ROBERT A. OLINS
      ---------------------------            -----------------------------
          Cheng Ke Ning                          Robert A. Olins

Title: Deputy Chief Engineer           Title: Chief Executive Officer













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